Exhibit 10.30

cooperative agreements

Party A: Baofeng Biological Technology (Beijing) Co., LTD

Legal representative: Chang Tingting

Address: 1002, Changying Future Office Building, Chaoyang District, Beijing

Contact number: 13001048533

* Party B: Xuanwu Hospital, Capital Medical University

Project leader: Wang Chaodong

* Contact number: 15110139698

Postal code: 100053

(No. * is a required item.)

1. cooperative project:

Party A and Party B shall conduct joint research and development on the following projects. The whole research process shall be reviewed and approved by the Ethics Committee of Xuanwu Hospital of Capital Medical University, and the scientific research results shall be shared by both parties.

(1) Efficacy evaluation of ingot maple seed oil (ASO) intervention in X-linked adrenocerebral leukodystrophy (X-linked Adrenoleukodystrophy, X-ALD).

(2) lipid lipid metabolomic study of X-ALD before and after ASO intervention.

(3) Effect of ASO intervention on clinical improvement and radiographic changes.

2. Responsibilities and obligations of the two Parties:

(I) Responsibilities and obligations of Party A:

1. Be responsible for providing the whole study products, ensuring the timely delivery to Party B, and providing the product use instructions, storage methods and the validity period; keeping the records of the transportation, reception, distribution, recovery and destruction of the test products.

2. Responsible for lipid metabolomics determination and data processing and analysis, and share them with Party B. After specimen specimens by Party B, Party A shall process the samples. The management, testing, transportation and storage of specimens shall ensure the quality. After the completion of the clinical study, all the remaining specimens shall be returned to Party B for preservation, and shall decide whether to continue or apply in other items in accordance with the relevant provisions of Party B's ethics committee.

3. Party B shall provide party B with a research fund of 500,000 yuan, which is used for project coordination, personnel and labor fees, hospital management fees, taxes, and some patient auxiliary examination fees, etc.

4. Under the condition of meeting the relevant regulations of the hospital, party B may coordinate researchers to participate in the implementation of clinical research, data processing, data verification, statistical analysis and writing of research summary report.

5. According to the desensitization clinical data provided by Party B, I shall regularly evaluate the progress of the project, including safety data and important efficacy endpoint data.

6. Upon receipt of the safety information related to the clinical study from any source, Party A shall immediately analyze and evaluate, including the severity, correlation with the test product and whether it is an expected event, if necessary, and require the assistance of Party B for joint analysis and evaluation. Party A shall promptly report the suspicious and unexpected serious adverse reactions to Party B and the Ethics Committee.

7. During the course of the study, the original observation records, follow-up results and case report forms can be reviewed in accordance with the relevant regulations of the Ethics Committee. If the subject's lipid metabolism measurement results or clinical efficacy indicators are biased, Party B shall check all the relevant data of the subject and analyze them jointly by both parties. All information about the subjects, including their identity, medical history, condition, physical examination and laboratory examination results, will be kept strictly confidential to the extent permitted by law. Without the authorization of Party B, Party A shall not disclose the subject's personal information to a third party or as another route.

8. Be able to participate in the whole research process of the project, so as to avoid different positions and data omissions.

9. Cooperate with or cooperate with Party B to apply for national and local projects and horizontal projects.

10. Party A shall bear the damages for the subjects caused by the quality problems of the products provided by Party A;

(Ii) Responsibilities and obligations of Party B:

1. Responsible for the design of the project, the study protocol and the informed consent of the subjects, were conducted after the approval of the Ethics Committee of Xuanwu Hospital of Capital Medical University. The version number and version date are indicated in the informed consent form. The subject or his guardian shall obtain the original or copy of the signed consent form and the date and other written information provided to the subject, including the original or copy of the updated consent form and other revised text of the written information provided to the subject. If a protocol revision is performed, execution begins only after the corresponding revised part and the revised informed consent form are reviewed and approved by the Ethics Committee. If any deviation or modification of the study protocol to eliminate the emergency hazard occurs, it may be implemented immediately but must be reported to the Ethics Committee as soon as possible.

2. Responsible for including subjects who meet the criteria and explaining the background, nature, significance, steps, benefits, risks, compensation, damages, withdrawal and signing of the informed consent form. Responsible for the arrangement and coordination of the clinical follow-up plan during the whole study, and complete the clinical information collection, data entry, verification and archiving of each follow-up visit.

3. Ensure that all the researchers participating in the project fully understand the test plan and test products, clarify their division of labor and responsibilities in the test, and ensure the authenticity, integrity and accuracy of the project test data.

4. The subject should be given appropriate medical treatment, condition and curative effect explanation.

5. Communicate with the ethics committee and provide all documents required for the ethics committee to the ethics review.

6. Be responsible for managing the research products provided by Party A. The management of the receipt, storage, distribution, recovery, return and unused disposal of the research products shall comply with the corresponding regulations and keep records. Records of the management of research products shall include date, quantity, batch number / serial number, validity date, allocation code, signature, etc. Party B shall keep a record of the quantity and dosage of the study products used by each subject. The used quantity and the remaining quantity of the research products shall be consistent with the quantity provided by Party A. The storage of the research products shall meet the corresponding storage conditions. Party B shall ensure that the research products are used in accordance with the study protocol, and shall explain to the subjects the correct use method of the research products.

7. Study data records and reporting shall meet the following requirements:

(1) It shall supervise the data collection of the test site and the performance of their duties by the researchers.

(2) The investigator will load the data in the case report form timely, completely, correctly and clearly, based on the original observation records and follow-up results. Source data should be attributable, legible, simultaneity, originality, accuracy, completeness, consistency, and persistence. The modification of the source data shall leave traces, not concealing the initial data, and record the reasons for the modification. The relevant medical records should be recorded in the outpatient or inpatient medical record system. The system shall have perfect authority management and audit track, which can be traced to the creator or modifier of the record to ensure that the collected source data can be traced.

After the data entry and verification, the case report form shall be archived and kept in the serial order, and filled with the search catalogue for examination. Electronic data files including database, inspection program, analysis program, analysis results, coding books and explanatory documents, etc., should be stored in categories, and stored on different disks or recording media, properly stored to prevent damage. All the original files shall be kept within the corresponding specified period.

(3) During the study, the original observation records, follow-up results, case report form and some imaging data can be shared with Party A after desensitization. Without the authorization of Party B, no information shall be disclosed to a third party. If Party A uses the project data to apply for drugs, Party B shall cooperate with the drug examination department to conduct on-site verification and provide the required records related to the test.

8. Responsible for writing the safety report and the study progress report.

9. Property rights of the whole research results. Party B shall take the first applied article of the research results as the first author and the first corresponding author of Xuanwu Hospital of Capital Medical University, and other authors shall jointly sign their names according to their contributions. Subsequent articles written with other reuse of data from this study should be defined in terms of author contributions.

10. Cooperate with or cooperate with Party A in the application of national and local projects and horizontal projects.

3. Funding matters

Within 20 working days after this Agreement comes into force, Party A shall pay party B a lump sum of RMB 500,000 yuan (in words: RMB 500,000 yuan only). Upon receipt of the funds, Party B shall issue an equivalent invoice within 15 working days.

Bank account information of Party B:

Unit account: Xuanwu Hospital, Capital Medical University

Account number: XXXXXXXXXXXXXXXXXXXXXXX

Bank: Business Department of Bank of Beijing

Credit code / Taxpayer identification number: XXXXXXXXXXXXXXXXXX

Iv. Confidentiality clause:

1. During the term of this Agreement and after the termination or expiration of this Agreement for any reason, the recipient who receives any Confidential Information shall:

The researchers solemnly promise that all information about the subjects, including their identity, medical history, condition, physical examination and laboratory examination results, will be kept strictly confidential to the extent permitted by law. Only the authorized investigator, the ethics committee and the study approval department can consult the subjects' records and the medical records of the subjects related to the study to confirm the authenticity and accuracy of the data collected in the study, but do not involve the personal details of the subjects. The subject's name will not appear in any public information or reports related to this study. Subject personal information will not be disclosed to third parties without authorization.

2. For the purposes of this Article, "Confidential Information" means any confidential information disclosed directly or indirectly, written, orally, or otherwise, to the other Party, including, without limitation, any information relating to the operation, plan or intent, know-how (including management know-how), trade secrets, market opportunities and business matters.

3. The provisions of this Article shall continue to come into force upon the termination of this Agreement.

5. liability for breach contract:

During the cooperation period, in order to protect the interests of both parties, neither party shall take away or transfer the other party's core technologies and technological achievements to a third party for cooperation. Party A shall not disclose Party B's case resources to a third party, and Party B shall not cooperate with other neural acid research and production units. Otherwise, the breaching party shall compensate the other party for the economic losses.

Vi. Ownership and transformation of achievements:

Results generated within the cooperation framework of the Project shall follow the following principles:

1. The patents related to the research generated in the process of project cooperation shall be led by Party A and shared by Party B. Party A is the only commercialization and industrialization unit of the patent, leading the overall implementation of the commercialization and industrialization of the project. Party A shall formulate the proportion of benefit distribution after commercialization according to the industrialization degree of Party B's participation.

2. Party B's first applied article of this research result shall take the Xuanwu Hospital of Capital Medical University as the first author and the first corresponding author, and the other authors shall jointly sign the author according to their contributions. Subsequent articles written with other reuse of data from this study should be defined in terms of author contributions.

3. In the process of project cooperation, if a third party joins and helps, party A and Party B shall negotiate the contribution of the third party and jointly determine the order of signature.

VII. Terms of service of the notice

1. All notices required according to this Agreement shall be sent in writing by special person, express mail and E-mail. The delivery date of special delivery or express delivery shall be subject to the postmark. The above written notice shall indicate that the legal representative and the project contact person are the recipient.

2. The above written notice shall be sent according to the mailing address or email address of the other party listed in the information of the parties hereto. In case of any change of address of either party, it shall notify the other party in writing ten days prior to the change. The party at fault shall be liable for the loss caused by the notice of delay.

Viii. Dispute settlement

Any dispute arising from or in connection with this Agreement shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitral award shall be final and binding on both parties.

Ix. Validity of the Agreement

This contract agreement is made in quadruplicate and shall take effect on the date of signing. For matters not covered herein, both parties shall sign a written supplementary agreement after negotiation. The supplementary agreement shall have the same legal effect as this Agreement.

Party A (seal): Baofeng Biological Technology (Beijing) Co., LTD.

Party B (seal): Xuanwu Hospital, Capital Medical University

Legal Representative (Signature): Project Leader (Signature):

Date: Signing Date: